Exhibit 99.1

Investor Relations Contact: Harry G. Mitchell, CFO 508-530-0311x hmitchell@sontra.com

Sontra to Present at Medtech Insight and Windhover Information’s

In3 East Conference in Boston, October 19 – 20, 2006

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Presentation will include an update on critical care glucose monitor development and clinical studies

Franklin, MA – – October 18, 2006- Sontra Medical Corporation (NASDAQ : SONT) announced today that the Company will be presenting its technology and critical care glucose monitoring developments at the In3 East Conference on October 19 – 20, 2006 at the Westin Hotel Copley Place in Boston, MA.

Thomas Davison, Ph.D. President and CEO of Sontra will be presenting the Company’s business highlights including findings from clinical studies of its Symphony™ Continuous Transdermal Glucose Monitor (“CTGM”) on subjects with diabetes and studies that are underway at the Tufts/New England Medical Center. The Symphony CTGM is being developed to help anesthesiologists and critical care nurses manage intensive insulin therapy which has been proven to be necessary to reduce mortality and complications significantly in cardiac and other surgical patients.

“Our development goals for the Symphony CTGM are to provide a critical care monitor that provides continuous non-invasive glucose readings for critically ill patients,” stated Dr. Davison. “Clinical studies on volunteers with diabetes completed this summer demonstrated Symphony’s reliability and accuracy to monitor glucose activity in a hospital critical care setting.”

The Company’s first glucose monitoring clinical study is being conducted at the Tufts/New England Medical Center in Boston on patients undergoing heart surgery. The Symphony CTGM sensor is being applied to patients prior to surgery so that glucose monitoring can be evaluated throughout surgery and continued until the patient is released from the cardiac critical or intensive care unit. Dr. Davison commented, “We have shown that the Symphony CTGM can monitor glucose levels for 24 hours through cardiac surgery and recovery in the cardiac care unit. The system was able to compensate for low body temperature during extracorporeal perfusion and after the operation there was no apparent interference from edema and medications.”

About Sontra Medical Corporation (www.sontra.com)

Sontra Medical Corporation is a technology leader in transdermal science and is developing a non-invasive, continuous transdermal glucose monitor (“CTGM”) for principal use in the Intensive Care Market. Through its platform technology, the SonoPrep® Permeation System, combined with technical competencies in transdermal drug formulation, analysis, delivery systems and biosensors, the Company is creating a new paradigm in transdermal drug delivery and diagnosis. The CTGM and other company products are being developed for several billion dollar market opportunities, all utilizing skin permeation, chemistry and biosensor technology developed by the Company. In addition, the Company is developing products for transdermal delivery of large molecule drugs and vaccines.

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Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to develop, market and sell products based on its technology, including a continuous transdermal glucose monitor for the hospital ICU market; the expected size of the market for the continuous transdermal glucose monitor for the hospital ICU market; the expected benefits and efficacy of the SonoPrep device in connection with diagnostics, vaccine delivery, glucose monitoring and transdermal science; the availability of substantial additional funding to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our respective annual reports on Form 10-KSB for the year ended December 31, 2005, our most recent quarterly reports on Form 10-QSB, and our current reports on Form 8-K. We do not undertake to update these forward-looking statements made by us.

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© 2006 Sontra Medical Corporation. SonoPrep is a registered trademark of Sontra Medical Corporation. All other company, product or service names mentioned herein are the trademarks or registered trademarks of their respective owners.

10 Forge Parkway Franklin, MA 02038, USA Tel: 1+ 877-4-SONTRA (766878) Fax: 1+ 508-553-8760 www.sontra.com

© 2002 - 2006 Sontra Medical Corporation. All rights reserved worldwide.